                                                                     Exhibit 4.6


                 FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

      THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of February 6, 2003, is entered into among (1) ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Borrower"), (2) the Lenders party to the Credit Agreement referred to below and (3) UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

      A. The Borrower, the Lenders and the Agent previously entered into that certain Credit Agreement dated as of December 26, 2000, as amended by that certain Amendment to Credit Agreement and Waiver dated as of January 28, 2002, that certain Second Amendment to Credit Agreement and Waiver dated as of March 4, 2002, that certain Third Amendment to Credit Agreement and Waiver dated as of July 24, 2002 and that certain Fourth Amendment to Credit Agreement dated as of September 27, 2002 (as amended, the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

      B. The Borrower has informed the Agent and the Lenders that it is in default of the Maximum Leverage Ratio covenant contained in Section 6.1(a) and the Fixed Charge Coverage Ratio covenant contained in Section 6.1(b) of the Credit Agreement for its First Quarter End 2003.

      C. In connection therewith, the Borrower has requested that the Lenders
(i) waive such Events of Default and (ii) modify the Maximum Leverage Ratio and Fixed Charge Coverage Ratio covenants for certain periods, as more fully set forth herein. The Lenders have agreed to grant such waiver and make such changes, in each case subject to the terms and conditions set forth herein.

      D. As of the date hereof, prior to the effectiveness of this Amendment,
(i) the aggregate principal amount of Revolving Loans outstanding under the Credit Agreement is $3,200,000 and (ii) aggregate principal amount of Term Loans outstanding under the Credit Agreement is $20,900,000. The Aggregate Revolving Loan Commitment is $5,000,000. There are no Letters of Credit outstanding.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

      SECTION 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows effective as of the date first set forth above, subject to satisfaction of the conditions precedent set forth in Section 3 below:

      (a) Section 6.1(a) of the Credit Agreement is restated in its entirety to read as follows:

      "(a) Maximum Leverage Ratio. Permit the Maximum Leverage Ratio, as of the end of any fiscal quarter of the Borrower, to exceed the following levels for the periods indicated:

              Period                                               Ratio
              ------                                               -----
              Third Quarter End 2002                               5.00:1
              Fiscal Year End 2002                                 4.45:1
              First Quarter End 2003                               4.70:1
              Second Quarter End 2003                              4.95:1
              Third Quarter End 2003                               4.90:1
              Fiscal Year End 2003                                 4.50:1
              First Quarter End 2004 through and                   1.85:1
              including Fiscal Year End 2004
              First Quarter End 2005 and thereafter                1.75:1

; provided, that for purposes of calculating the covenant in this Section 6.1(a) only, the definition of `EBITDA' shall be deemed to read as follows:

            `EBITDA': for the Borrower and its Subsidiaries on a consolidated basis, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus, without duplication, (i) provisions for income taxes, (ii) depreciation and amortization, (iii) Interest Expense, (iv) loan fees paid in connection with the Loan Documents (including (x) the effect, if any, of execution of warrant agreements in connection with the Loan Documents and (y) the amendment and waiver fee paid pursuant to the Third Amendment, the amendment fee paid pursuant to
      Section 3 of the Fourth Amendment and the amendment and waiver fee paid pursuant to Section 3 of the Fifth Amendment), (v) $250,000 in Restructuring Charges for Fiscal Year 2002 and (vi) the amount of any annual impairment charges taken by the Borrower in connection with FAS Rule 142."

      (b) Section 6.1(b) of the Credit Agreement is restated in its entirety to read as follows:

      "(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter of the Borrower, to be less than the following levels for the periods indicated:

              Period                                               Ratio
              ------                                               -----
              Third Quarter End 2002                               1.15:1
              Fiscal Year End 2002                                 1.00:1
              Second Quarter End 2003                              0.95:1
              Third Quarter End 2003                               1.10:1
              Fiscal Year End 2003                                 1.15:1
              First Quarter End 2004 through and                   0.80:1
              including Fiscal Year End 2004
              First Quarter End 2005 and thereafter                0.85:1

; provided, that for purposes of calculating the covenant in this Section 6.1(b) only,

(i) the Fixed Charge Coverage Ratio for Fiscal Year End 2002 shall be based on the fiscal quarter most recently ended and the immediately preceding two fiscal quarters only, without reference to any other fiscal quarter, and the Fixed Charge Coverage Ratio for each of Second Quarter End 2003, Third Quarter End 2003 and Fiscal Year End 2003 shall be based on such respective fiscal quarter only, without reference to any other fiscal quarter; and

(ii) the definition of `EBITDA' shall be deemed to read as follows:

            `EBITDA': for the Borrower and its Subsidiaries on a consolidated basis, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus, without duplication, (i) provisions for income taxes, (ii) depreciation and amortization, (iii) Interest Expense, (iv) loan fees paid in connection with the Loan Documents (including (x) the effect, if any, of execution of warrant agreements in connection with the Loan Documents and (y) the amendment and waiver fee paid pursuant to the Third Amendment, the amendment fee paid pursuant to
      Section 3 of the Fourth Amendment and the amendment and waiver fee paid pursuant to Section 3 of the Fifth Amendment), (v) $250,000 in Restructuring Charges for Fiscal Year 2002 and (vi) the amount of any annual impairment charges taken by the Borrower in connection with FAS Rule 142."

      (c) Section 6.1(d) of the Credit Agreement is restated in its entirety to read as follows:

      "(d) Minimum Net Worth. Permit Net Worth of the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower, to be less than $33,050,000 plus (i) with respect to each fiscal quarter of the Borrower ending on or after First Quarter End 2001, 75% of any Net Income as revealed by the Borrower's financial statements for such fiscal quarter, such increase to become effective upon receipt of such financial statements, plus (ii) 100% of the Net Proceeds of each Equity Offering consummated after the date hereof, such increase to become effective immediately, less the amount of any Permitted Stock Repurchase, such decrease to become effective immediately, minus (iii) the amount of any charge to the Borrower as a result of issuance of warrant agreements in connection with the Loan Documents, minus (iv) the amount of any annual impairment charges taken by the Borrower in connection with FAS Rule 142."

      SECTION 2. Waivers.

      (a) Section 6.1(a) of the Credit Agreement requires that the Maximum Leverage Ratio not exceed 4.15:1.00 for First Quarter End 2003. The Borrower has informed the Agent and the Lenders that its Maximum Leverage Ratio for such period was 4.68:1.00. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein.

      (b) Section 6.1(b) of the Credit Agreement requires that the Fixed Charge Coverage Ratio not be less than 1.00:1.00 for First Quarter End 2003. The Borrower has informed the Agent and the Lenders that its Fixed Charge Coverage Ratio for such period was 0.87:1.00. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein.

      (c) The foregoing waivers are given in this instance only. The foregoing waivers shall not be construed as a waiver of or consent to any violation of, or deviation from, any other term or condition of the Credit Agreement or any other Loan Document, nor shall such waivers be construed to evidence the willingness of the Agent or the Lenders to give any other or additional waiver, whether in similar or different circumstances.

      SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following:

      (a) this Amendment, duly executed by the Borrower and the Majority
Lenders;

      (b) evidence of the Guarantors' consent to this Amendment, substantially in the form of Exhibit A hereto;

      (c) an amendment fee equal to twenty basis points on the sum of the outstanding Term Loans and the Aggregate Revolving Commitment, which is $51,800, in immediately available funds, to be shared pro rata by the Lenders executing this Amendment on or before the date hereof, and all outstanding fees and expenses of the Agent including legal fees incurred in connection with the negotiation, drafting and execution of this Amendment to the extent requested by the Agent to be paid in connection herewith; and

      (d) such other documents, agreements and opinions as the Agent or any Lender may request.

      SECTION 4. Reference to and Effect on the Credit Agreement and the Other Loan Documents.(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

      (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

      (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents, except as specifically set forth herein.

      SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants, for the benefit of the Lenders and the Agent, as follows: (i) the Borrower has all requisite power and authority under applicable law and under its charter documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof; (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not (a) violate or contravene any material Requirement of Law, (b) result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower or any of its property may be bound, or (c) result in or require the creation of any Lien upon or with respect to any properties of the Borrower, whether such properties are now owned or hereafter acquired; (v) the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects on and as of the date of this Amendment, after giving effect to the same, as though made on and as of such date; and (vi) except as discussed in Section 2 of this Amendment, no Default has occurred and is continuing.

      SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

      SECTION 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,

THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW
RULES).

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      ALPHA TECHNOLOGIES GROUP, INC.


                                      By:  /s/ Lawrence Butler
                                           -------------------------------------
                                      Name:  Lawrence Butler
                                             -----------------------------------
                                      Title:  Chief Executive Officer
                                              ----------------------------------


                                      UNION BANK OF CALIFORNIA, N.A., as Agent and as a Lender


                                      By:  /s/ Cecilia M. Valente
                                           -------------------------------------
                                      Name: Cecilia M. Valente
                                      Title: Senior Vice President

                                      CALIFORNIA BANK & TRUST, as a Lender


                                      By:  /s/ Robert K. Chaulk
                                           -------------------------------------
                                      Name:  Robert K. Chaulk
                                             -----------------------------------
                                      Title:   Senior Vice President
                                               ---------------------------------

                                      IBM CREDIT CORPORATION, as a Lender


                                      By:  /s/ Thomas Harahan
                                           -------------------------------------
                                      Name:  Thomas Harahan
                                             -----------------------------------
                                      Title:  Manager
                                              ----------------------------------

                                      MANUFACTURERS BANK
                                      A California Banking Corporation, as a
                                      Lender

                                      By:  /s/ Karen J. Kearney
                                           -------------------------------------
                                      Name:  Karen J. Kearney
                                             -----------------------------------
                                      Title:  Vice President
                                              ----------------------------------

                                      U.S. BANK NATIONAL ASSOCIATION, as a
                                      Lender


                                      By:  /s/ E. C. Hengeveld
                                           -------------------------------------
                                      Name:  E. C. Hengeveld
                                             -----------------------------------
                                      Title:  Vice President
                                              ----------------------------------


                                      S-2